Exhibit 99.1

Ark Restaurants Announces Financial Results for the
Fourth Quarter and Full Year of 2012

CONTACT:
Robert Stewart
(212) 206-8800
bstewart@arkrestaurants.com

NEW YORK, New York – December 26, 2012 — Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the fourth quarter and full year ended September 29, 2012.

Company-wide same store sales increased 0.3% for the three-month period ended September 29, 2012 compared to the same three month period last year. For fiscal 2012 company-wide same store sales increased 4.8% compared to the same period last year.

Total revenues for the three-month period ended September 29, 2012 were $36,082,000 versus $36,981,000 for the three months ended October 1, 2011. The prior year’s revenues include $1,625,000 related to two properties closed in 2012.

Total revenues for the year ended September 29, 2012 were $138,028,000 versus $136,896,000 for the year ended October 1, 2011. The prior year’s revenues include $7,884,000 related to two properties closed in 2012 and one property closed in 2011.

The Company’s income from continuing operations for the three-month period ended September 29, 2012 was $1,770,000, or $0.55 per share ($0.54 per diluted share), as compared to $1,363,000, or $0.39 per basic and diluted share, for the same three-month period last year. Continuing Operations EBITDA adjusted for non-cash stock option expense, the impairment charge discussed below and non-controlling interests for the three-month period ended September 29, 2012 was $4,473,000 versus $4,433,000 during the same three-month period last year. Included in the Company’s income from continuing operations for the three-month period ended September 29, 2012 are operating losses of $865,000 related to our new restaurant in New York, Clyde Frazier’s Wine and Dine, which opened in March 2012.

The Company’s income from continuing operations for the year ended September 29, 2012 was $5,748,000, or $1.75 per share ($1.73 per diluted share), as compared to $2,695,000, or $0.77 per share ($0.76 per diluted share), for the same period last year. Continuing Operations EBITDA adjusted for non-cash stock option expense, the impairment charge discussed below and non-controlling interests for the year ended September 29, 2012 was $13,381,000 versus $9,515,000 during the same period last year. Included in the Company’s income from continuing operations for the year ended September 29, 2012 are pre-opening and operating losses of $1,800,000 related to our new restaurant in New York, Clyde Frazier’s Wine and Dine, which opened in March 2012.

During the three month period ended September 29, 2012, the Company recorded a charge of $379,000 to impair the leasehold improvements and equipment of an underperforming restaurant. Based on the current facts and circumstances, the property does not meet the criteria for held for sale classification.

As of September 29, 2012, the Company had cash, cash equivalents and short term investments totaling $8,780,000 and long-term debt in the form of a note payable in the amount of $2,125,000 resulting from the purchase of 250,000 shares of treasury stock in December 2011.

Ark Restaurants owns and operates 21 restaurants and bars, 22 fast food concepts and catering operations in New York City, Washington, D.C. and Las Vegas, NV. Seven restaurants are located in New York City, three are located in Washington, D.C., seven are located in Las Vegas, Nevada, two are located in Atlantic City, New Jersey, one is located at the Foxwoods Resort Casino in Ledyard, Connecticut and one is located in Boston, Massachusetts. The Las Vegas operations include five restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel’s room service, banquet facilities, employee dining room and six food court concepts; one bar within the Venetian Casino Resort, as well as three food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino. The operations at the Foxwoods Resort Casino include one fast food concept and one restaurant. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations under management include five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations.

Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve unknown risks, and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

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